SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2020

STERLING BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware		001-35385	80-0091851
(State or Other Jurisdiction of		(Commission File No.)	(IRS Employer ID No.)
Incorporation or Organization)

400 Rella Boulevard
Montebello	New York		10901
(Address of Principal Executive Office)			(Zip Code)

Registrant’s telephone number, including area code:
(845) 369-8040

Not Applicable
(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STL	New York Stock Exchange
Depositary Shares, each representing 1/40 interest in a share of 6.50% Non-Cumulative Perpetual Preferred Stock, Series A	STLPRA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 2.02. Results of Operations and Financial Condition
On January 22, 2020, Sterling Bancorp (the “Company”) issued a press release regarding its results for the three months and full year ended December 31, 2019. The press release is included as Exhibit 99.1 to this report.

The information contained in this report, including Exhibit 99.1 attached hereto, is considered to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

The release contains forward-looking statements regarding the Company and includes a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release of Sterling Bancorp, dated January 22, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANCORP

DATE: January 22, 2020	By:/s/ Luis Massiani
Luis Massiani
Senior Executive Vice President and
Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Sterling Bancorp, dated January 22, 2020